------------------------
                                                               OMB APPROVAL
                                                        ------------------------
                                                        OMB Number: 3235-0063
                                                        Expires: July 31, 2006
                                                        Estimated average burden
                                                        hours per response:
                                                        1,196.00
                                                        ------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-K

(Mark One)

|X| ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2003

                                       or

|_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________________ to ___________________

Commission file number 0-20164

                        Krupp Government Income Trust II
             (Exact name of registrant as specified in its charter)

                     Massachusetts                             04-3073045
(State or other jurisdiction of incorporation               (I.R.S. Employer
or organization)                                           Identification No.)

One Beacon Street, Boston, Massachusetts                         02108
(Address of principal executive offices)                       (Zip Code)

                                 (617) 523-0066
              (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title                                       Name of exchange on which registered
-----                                       ------------------------------------
Shares of Beneficial Interest                   None

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                                                  Yes |X| No |_|

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be continued, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this form 10-K or any amendment to this Form 10-K. |_|

SEC 1673 (11-03)  Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act).

                                                                  Yes |_| No |X|

Aggregate market value of voting securities held by non-affiliates: Not applicable.

Documents incorporated by reference: see Item 15

The exhibit index is located on pages 15 - 17.

                                     PART I

This Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including those identified herein.

ITEM 1. BUSINESS

Krupp Government Income Trust II (the "Trust") is a Massachusetts business trust that was formed on February 8, 1991 and is authorized to sell up to 25,000,000 shares of beneficial interest (the "Shares"). Berkshire Realty Advisors Limited Partnership acquired 10,000 of such Shares and 18,315,158 Shares were sold under the Trust's public offering for $365,686,058, net of purchase volume discounts of $617,102. On December 29, 1994, Berkshire Mortgage Advisors Limited Partnership (the "Advisor") acquired Berkshire Realty Advisors Limited Partnership's 10,000 Shares and assumed the role of the Advisor to the Trust. Under the Dividend Reinvestment Plan ("DRP") of the Trust, 46,319 Shares were sold for $880,061. The remaining 6,628,523 Shares are available for general Trust purposes. The Trust has utilized the net proceeds from the public offering and the DRP to acquire participating insured mortgages ("PIMs"), participating insured mortgage investments ("PIMIs") and mortgage-backed securities ("MBS"). The Trust considers itself to be engaged in only one industry segment, investment in mortgages.

The Trust has elected to be treated as a real estate investment trust ("REIT"), under the Internal Revenue Code of 1986, as amended. The Trust shall terminate on December 31, 2030, unless earlier terminated by the affirmative vote of holders of a majority of the outstanding Shares entitled to vote thereon. See Note A of the Notes to Financial Statements included in Appendix A of this report on Form 10-K for additional information.

Although the Trust will terminate no later than December 31, 2030, the value of the PIMIs and PIMs may be realized by the Trust through repayment or sale as early as ten years from the closing dates of the permanent loans. Should the Trust realize the value of all of its other investments within that time frame, it may dissolve significantly prior to December 31, 2030.

An investment by the Trust in a PIM on a multi-family residential property consists of (1) a MBS or an insured mortgage loan (the "guaranteed or insured mortgage") guaranteed or insured as to principal and basic interest and (2) a participating mortgage. Guaranteed or insured mortgages are issued or originated under or in connection with the housing programs of Fannie Mae or the Federal Housing Administration ("FHA") under the authority of the Department of Housing and Urban Development ("HUD"). PIMs provide the Trust with monthly payments of principal and basic interest and may also provide for Trust participation in the current revenue stream and in the residual value, if any, from a sale or other realization of the underlying property. The participation rights to the Trust are conveyed through a subordinated promissory note and mortgage. The participation features are neither insured nor guaranteed.

An investment by the Trust in a PIMI consists of (1) a MBS issued by Fannie Mae and (2) an additional loan ("Additional Loan") to the borrower in excess of mortgage amounts guaranteed by Fannie Mae that increases the Trust's total financing with respect to that property. Additional Loans are collateralized by a subordinated mortgage on the underlying property but are neither insured nor guaranteed. Under the Additional Loans, the Trust receives semi-annual interest payments and may provide additional interest in the future, including participation in the net income and residual value, if any, of the underlying property.

The Trust also has investments in MBS collateralized by single-family and multi-family mortgage loans issued or originated by Fannie Mae, the Government National Mortgage Association ("GNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). Fannie Mae, GNMA and FHLMC guarantee the principal and interest of the Fannie Mae, GNMA and FHLMC MBS, respectively.

The Trust will distribute all proceeds from prepayments or other realizations of mortgage assets to investors either through quarterly dividends or special dividends.

The Trust anticipates that there will be sufficient cash flow from the mortgages to meet cash requirements. To the extent that the Trust's cash flow should be insufficient to meet the Trust's operating expenses and liabilities, it will be necessary for the Trust to obtain additional funds by liquidating its investment in one or more mortgages or by borrowing funds. The Trust may pledge mortgages as security for any permitted borrowing of funds.

The Trust may not borrow funds in connection with the acquisition or origination of mortgages. However, it may borrow funds in order to meet working capital requirements of the Trust. In this event, the Trust may borrow funds from third parties on a short-term basis. The declaration of trust of the Trust (the "Declaration of Trust") limits the amount that may be borrowed by the Trust. Borrowing agreements between the Trust and a lender may also restrict the amount of indebtedness that the Trust may incur. The Declaration of Trust prohibits the Trust from issuing debt securities to institutional lenders and banks, and the Trust may not issue debt securities to the public except in certain limited circumstances. The Trust, under some circumstances, may borrow funds from the Advisor, a Trustee, or an affiliate of the Trust or a Trustee. However, a majority of the independent Trustees, not otherwise interested in such transaction, must approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the Trust than loans between unaffiliated lenders and borrowers under the same circumstances. The Trust has not borrowed any funds in the past and does not intend to do so in the future.

The FHA coinsurance loan program under Section 221(d)(4) of the National Housing Act provides for loans with 40-year terms. However, this program allows for a call option at any time after ten years, upon one year's notice. The Fannie Mae Delegated Underwriting and Servicing Program provides for loans with seven, ten or 15 year terms and an amortization period of 35 years. The subordinated promissory notes and subordinated mortgages that secure the participation feature of the PIMs and the notes that evidence the Additional Loans provide for acceleration of maturity at the earlier of the sale of the underlying property or the call date.

The Trust expects that, from time to time, it may realize the principal and participation in residual value, if any, of its mortgages before maturity. It is expected that the mortgages will be repaid after a period of ownership of approximately ten years from the closing dates of the permanent loans. Realization of the value of the mortgages may, however, be made at an earlier or later date.

The Trust will not underwrite securities of other issuers, offer securities in exchange for property or invest in securities of other issuers for the purpose of exercising control and has not engaged in any of these activities in the past. The Declaration of Trust does not permit the Trust to issue senior securities. The Trust has not repurchased or reacquired any of its Shares from shareholders in the past. The Trust may not make loans to the Advisor, any Trustee, any affiliate of the Advisor or any Trustee or any other person, other than mortgage investments of the type described above.

The Trust's investments are not expected to be subject to seasonal fluctuations, although net income may vary somewhat from quarter to quarter based upon the participation features of its investments. The requirements for compliance with federal, state and local regulations to date have not had a material adverse effect upon the Trust's operations, and the Trust anticipates no material adverse effect in the future.

To qualify as a REIT for federal income tax purposes, the Trust made a valid election to be so treated and must continue to satisfy a range of complex requirements including criteria related to its ownership structure, the nature of its assets, the sources of its income and the amount of its dividends to shareholders. The Trust intends to qualify as a REIT in each year of operation; certain factors, however, may have an adverse effect on the Trust's REIT status. If, for any taxable year, the Trustees and the Advisor determine that any of the asset, income, or dividend criteria are not likely to be satisfied, the Trust may be required to borrow funds, dispose of mortgages or take other action to avoid the loss of its REIT status.

Additionally, if the Trust does not qualify as a REIT for any taxable year, it will be subject to federal income tax as if it were a corporation and the shareholders will be taxed as shareholders of a corporation. If the Trust were taxed as a corporation, the payment of such tax by the Trust would substantially reduce the funds available for dividends to shareholders. To the extent that dividends had been made in anticipation of the Trust's qualification as a REIT, the Trust might be required to borrow additional funds or to liquidate certain of its investments in order to pay the applicable tax. Moreover, should the Trust's election to be taxed as a REIT be terminated or voluntarily revoked, the Trust may not be able to elect to be treated as a REIT for the following five-year period.

As of December 31, 2003, no personnel were directly employed by the Trust.

ITEM 2. PROPERTIES

None.

ITEM 3. LEGAL PROCEEDINGS

There are no material pending legal proceedings to which the Trust, any director, officer or affiliate of the Trust is a party to which would have a materially adverse effect on the Trust. There are no material pending legal proceedings relating to any of the Trust's investments.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Currently there is no established public trading market for the Shares.

The number of investors holding Shares as of December 31, 2003 was approximately 7,800.

The Trust has declared and paid dividends on a quarterly basis, and intends to continue to do so for the foreseeable future. The Trustees established a dividend rate per Share per quarter of $0.14 for each quarter of 2003 and for the third and fourth quarter of 2002 and $0.24 per share for the first and second quarter of 2002. Effective with the May 2004 dividend, the dividend rate per share per quarter will be $0.05 per share.

ITEM 6. SELECTED FINANCIAL DATA

The following table sets forth selected financial information regarding the Trust's financial position and operating results. This information should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Financial Statements and Supplementary Data, which are included in Item 7 and Item 8 Appendix A of this report, respectively.

              (Amounts in thousands, except for per Share amounts)

                                   2003         2002          2001          2000          1999
                                 -------      --------      --------      --------      --------
Total revenues                   $11,498      $ 17,359      $ 25,330      $ 16,978      $ 19,613

Net income                       $ 8,785      $ 14,037      $ 22,141      $ 13,625      $ 14,974

Net income per Share             $   .48      $    .76      $   1.21      $    .74      $    .82

Weighted average Shares
 outstanding                      18,371        18,371        18,371        18,371        18,371

Total assets at December 31      $51,387      $132,860      $167,764      $215,521      $231,209

Average dividends per Share      $  4.90      $   2.61      $   3.74      $   1.62      $   2.73

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements in this Management's Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this report on Form 10-K constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Trust's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, federal, state or local regulations; adverse changes in general economic or local conditions; the inability of the borrower to meet financial obligations on Additional Loans; pre-payments of mortgages; failure of borrowers to pay participation interests due to poor operating results at properties underlying the mortgages; uninsured losses and potential conflicts of interest between the Trust and its Affiliates, including the Advisor.

Liquidity and Capital Resources

At December 31, 2003, the Trust had liquidity consisting of cash and cash equivalents of approximately $5.45 million, as well as the cash inflows provided by the remaining PIM, PIMIs, MBS and cash and cash equivalents. The Trust may also receive additional cash flow from the participation features of its remaining PIM and PIMIs. The Trust anticipates that these sources will be adequate to provide the Trust with sufficient liquidity to meet its obligations, including providing dividends to its investors.

The most significant demands on the Trust's liquidity are quarterly dividends paid to investors of approximately $2.6 million, which represents the current quarterly dividend rate of $0.14 per share. Dividends are funded by interest income received on the remaining PIM, PIMIs, MBS and cash and cash equivalents, net of operating expenses, and the principal collections received on its remaining PIM, PIMIs and MBS. The portion of dividends funded from principal collections reduces the capital resources of the Trust. As the capital resources of the Trust decrease, the total cash flows to the Trust will also decrease which may result in periodic adjustments to the dividends paid to the investors.

The Advisor periodically reviews the dividend rate to determine whether an adjustment is necessary based on projected future cash flows. The current dividend rate is $0.14 per share per quarter. The Trustees, based on the Advisor's recommendations, generally set a dividend rate that provides for level quarterly distributions. To the extent quarterly dividends do not fully utilize the cash available for distribution and cash balances increase, the Trustees may adjust the dividend rate or distribute such funds through a special dividend. The Advisor made a recommendation to the Trustees at the November 2003 Board Meeting to reduce the dividend rate from $0.14 per share to $0.05 per share effective with the May 2004 dividend. The Trustees approved the recommendation to reduce the dividend rate.

In addition to providing guaranteed or insured monthly principal and interest payments from the insured first mortgage or Fannie Mae MBS portion of a PIM or PIMI, the Trust's investments in the remaining PIM and PIMIs also may provide additional income through the interest on the Additional Loan portion of the PIMIs as well as participation interest based on operating cash flow and increase in the value realized upon the sale or refinance of the underlying properties. However, these payments and collection of the Additional Loan principal are neither guaranteed nor insured and depend on the successful operations of the underlying properties.

For the year ended December 31, 2003, the Trust received both installments of Additional Loan interest due in 2003 from its remaining PIMI investments.

The Trust received participation interest based on cash flow generated by property operations from three of its investments during the twelve months ended December 31, 2003. Mill Ponds II paid $19,309, Martins Landing paid $138,603 and the Lakes paid $260,508. In addition, the Trust received and recognized participation interest related to the Oasis at Springtree Additional Loan payoff and the Crossings Village Additional Loan payoff.

During the first quarter of 2003, the Trust refunded $54,258 of participation interest received in 2000 and 2001 to the borrower on the Fountains PIM. The refund was due to an overpayment of participation interest by the borrower as a result of an error the borrower made its initial surplus cash calculations for 2000 and 2001. Upon reexamination, the borrower determined that certain proceeds were incorrectly included in those calculations. The borrower then submitted revised surplus cash calculations to the Advisor and, upon review, the Advisor determined that a refund was due to the borrower.

On December 22, 2003, the Trust received a prepayment of the Fountains Apartments PIM for $9,998,884. The Trust also received a prepayment premium of $225,901. An appraisal of the property determined that the underlying property value had not increased sufficiently to meet the criteria for the Trust to earn any participation interest. On December 30, 2003, the Trust paid a special dividend of $0.56 per share from the proceeds received.

On September 30, 2003, the Trust received a prepayment of the Crossings Village Subordinated Promissory Note and the Crossings Village Additional Loan. The Trust received $2,584,000 of Additional Loan principal and $15,073 of Additional Loan interest. In addition, the Trust received $2,454,048 of Preferred Interest and $38,646 of Shared Appreciation Interest. On October 25, 2003, the Trust received $11,349,632 from the Fannie Mae MBS related to Crossings Village. On November 20, 2003, the Trust paid a special dividend of $0.90 per share from the proceeds of the Crossings Village Apartments prepayment.

On September 25, 2003, the Trust received a payoff of the Oasis at Springtree MBS for $11,116,057. On October 7, 2003, the Trust paid a special dividend of $0.61 per share from the principal proceeds received.

On September 18, 2003, the Trust received a prepayment of the Rivergreens Apartments II PIM for $5,845,000. The Trust also received a prepayment premium of $58,450 from this payoff. On September 30, 2003, the Trust paid a special dividend of $0.33 per share from the proceeds of the Rivergreens Apartments II PIM prepayment. Rivergreens II was a participating insured mortgage that was not required to simultaneously pay off the Subordinated Promissory Note with the first mortgage. On December 8, 2003, the Trust received a payment of the Rivergreens Apartments II Subordinated Promissory Note. The Trust received $303,593 of Shared Appreciation Interest. On December 17, 2003, the Trust paid a special dividend of $0.02 per share from the proceeds received.

On March 25, 2003, the Trust received a payoff of the Willows MBS for $3,280,432. On May 9, 2003, the Trust paid a special dividend of $0.18 per share from the principal proceeds.

On March 7, 2003, the Trust received a prepayment of the Oasis at Springtree Additional Loan note. The Trust received $2,290,000 of Additional Loan principal and $2,365,276 of Shared Appreciation Interest. On May 8, 2003, the Trust paid a special dividend of $0.26 per share from the proceeds of the Oasis at Springtree Additional Loan prepayment. As a result of the prepayment, the insured first mortgage loan on Oasis at Springtree was reclassified from a PIMI to a MBS, as the only remaining portion of the investment was a FNMA MBS. The Trust also reclassified this investment as available-for-sale concurrent with the satisfaction of the participation feature. The Trust continued to receive the scheduled principal and interest payments on the first mortgage until it was paid in full on September 25, 2003.

Due to the significant number of prepayments of mortgage investments in 2003, the Trust saw a decrease in its overall mortgage investments of approximately 59% during 2003. In addition, due to the cumulative prepayments since inception through December 31, 2003, the Trust has approximately 14% of its original mortgage investments remaining.

On December 30, 2002, the Trust received a prepayment of the Mequon Trails PIM participation feature totaling $572,226. The payoff consisted of $385,000 of Shared Appreciation Interest and $187,226 of Minimum Additional Interest and Shared Income Interest. On January 27, 2003, the Trust received $13,007,834 in proceeds from the Fannie Mae MBS related to Mequon. On May 7, 2003, the Trust paid a special dividend of $0.74 per share from the proceeds of the Mequon Trails PIM prepayment.

On November 25, 2002, the Trust received $4,488,878, as a result of the payoff of the Sunset Summit Additional Loan. The payoff consisted of $1,900,000 for the principal due on the Additional Loan, base interest of $33,250, Preferred Interest of $1,532,498 and Participating Appreciation Interest of $1,023,130. On December 26, 2002, the Trust received $9,094,934 in proceeds from the Fannie Mae MBS related to Sunset. On May 5, 2003, the Trust paid a special dividend of $0.74 per share from the proceeds received in 2002 from the Sunset Summit PIMI payoff.

On March 28, 2002, the Trust received a prepayment of the Windmill Lakes Subordinated Promissory Note and the Windmill Lakes Additional Loan. The Trust received $2,000,000 of Additional Loan principal and $162,500 of Additional Loan interest. As a result of the payoff, the Trust recognized $562,500 of Additional Loan interest which had been received in prior years and was recorded as a reduction of the impaired Additional Loan in accordance with the Financial Accounting Standards Board's Statement 114, "Accounting by Creditors for Impairment of a Loan" ("FAS 114") and the Financial Accounting Standard Board's Statement 118, "Accounting by Creditors for Impairment of a Loan- Income Recognition and Disclosures ("FAS118"). As the entire Additional Loan principal balance of $2,000,000 was paid in 2002, the remaining impairment provision of $500,000 was also reversed. On April 25, 2002, the Trust received $10,727,382 in principal proceeds on the first mortgage note from Windmill Lakes. The Trust paid a special dividend of $0.71 per share from the proceeds of the Windmill Lakes prepayment on May 1, 2002.

On February 13, 2002, the Trust received a prepayment of the Norumbega Pointe Subordinated Promissory Note and the Norumbega Pointe Additional Loan. The Trust received $3,063,000 of Additional Loan principal, $302,877 of Shared Appreciation Interest and $2,280,362 of Preferred Interest. On February 25, 2002, the Trust received $15,123,167 in principal proceeds on the first mortgage note. In addition, the Trust recognized $1,242,282 of Additional Loan interest that had been previously received and recorded as deferred income on the Additional Loan. The Trust paid a special dividend of $1.14 per Share from the proceeds of the Norumbega Pointe prepayment on March 12, 2002.

On July 23, 2001, the Trust received a prepayment of the Seasons Subordinated Promissory Note and the Seasons Additional Loan. The Trust received $4,925,351 of the Additional Loan principal, $462,983 of surplus cash, $2,168,701 of preferred interest, $2,693,326 of contingent interest, $176,908 of unpaid Base Interest on Additional Loan and $3,325,696 which represents the Trust's portion of the residual split. On July 26, 2001, the Trust received $21,926,006 in principal proceeds on the first mortgage note. In addition, the Trust recognized $624,023 of Additional Loan interest that had been previously received and recorded in deferred income on Additional Loans. The Trust paid a special dividend of $1.95 per Share on August 17, 2001 from the proceeds of the Seasons PIMI prepayment.

The payoff of the Seasons PIMI was a result of the sale of the underlying property by the borrower, Maryland Associates Limited Partnership ("MALP"), which is an affiliate of the Advisor, to an affiliate of MALP's general partner. Because the sale of the underlying property was to an affiliate, the independent Trustees of the Trust were required to approve the transaction. The independent Trustees approved the transaction based upon a number of factors, including an appraisal of the underlying property prepared by an independent third party MAI appraiser. The purchase price paid by the affiliate for the underlying property was $1.6 million greater than the value indicated by such appraisal. Both the Trustees and the Advisor believed that the market capitalization rate utilized in the appraisal was too high based on their knowledge of recent sales in the market and agreed that the true fair value was the ultimate purchase price paid by the affiliate.

On March 5, 2001, the Trust received a payoff of the Falls at Hunters Pointe PIMI. The Trust received the outstanding balance on the insured mortgage of $12,347,267, the outstanding balance on the Additional Loan of $650,000, Participating Income Interest on the Additional Loan of $496,207 (including all of the delinquent amounts), Preferred Interest on the Additional Loan of $492,543, Participating Appreciation Interest under the subordinate loan agreement of $1,070,304 and late fees on the delinquent Participating Income Interest of $11,021. In addition, the Trust recognized $196,710 of Additional Loan interest and

$311,132 of Participating Income Interest that had been previously received and recorded in deferred income on Additional Loans. On March 20, 2001, the Trust paid a special dividend of $0.83 per share from the proceeds of the Falls at Hunters Pointe PIMI payoff.

Whether the operating performance of any of the remaining properties will provide sufficient cash flow from operations to pay either the Additional Loan interest or participation interest will depend on factors that the Trust has minimal control over. Should the properties be unable to generate sufficient cash flow to pay the Additional Loan interest, it would reduce the Trust's distributable cash flow and could affect the value of the Additional Loan collateral.

There are contractual restrictions on the prepayment of the remaining PIM and PIMIs. During the first five years of the investment, borrowers are generally prohibited from repayment. During the second five years, the PIM borrower can prepay the insured mortgage by paying the greater of a prepayment premium or the participation interest due at the time of the prepayment. Similarly, the PIMI borrowers can prepay the insured mortgage and the Additional Loan by satisfying the Preferred Return obligation. The participation features and the Additional Loans are neither insured nor guaranteed. If the prepayment of the remaining PIM or PIMI results from the foreclosure on the underlying property or an insurance claim, the Trust generally would not receive any participation interest or any amounts due under the Additional Loan. At this time, the Trust does not expect the remaining PIM and PIMIs to be subject to an insurance claim or foreclosure.

The Trust has the option to call the remaining PIM and all of the PIMIs by accelerating their maturity. If the call feature were exercised for an entire PIM or PIMI, then the insurance feature of that loan would be cancelled. Therefore, the Advisor will determine the merits of exercising the call option for each PIM and PIMI as economic conditions warrant. The Advisor also has the ability to modify or waive the prepayment premiums. Such factors as the condition of the asset, local market conditions, the interest rate environment and available financing will have an impact on these decisions.

Critical Accounting Policies

The Trust's critical accounting policies relate to revenue recognition related to the Trust's PIM and PIMI investments, impaired mortgage loans, amortization of Prepaid Fees and Expenses and the carrying value of its MBS. The Trust's policies are as follows:

The Trust accounts for its MBS portion of a PIM or PIMI investment in accordance with the Financial Accounting Standards Board's Statement 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"), under the classification of held to maturity as these investments have a participation feature. As a result, the Trust would not sell or otherwise dispose of the MBS. Accordingly, the Trust has both the intention and ability to hold these investments to expected maturity. The Trust carries these MBS at amortized cost. The insured mortgage portion of the Federal Housing Administration ("FHA") PIM or PIMI is carried at amortized cost. The Trust holds these mortgages at amortized cost since they are fully insured by the FHA. The Additional Loans are carried at amortized cost unless the Advisor believes there is an impairment in value, in which case a valuation allowance is established in accordance with FAS 114 "Accounting by Creditors for Impairment of a Loan" and FAS 118 "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures". The Trust, in accordance with FAS 115, classifies its MBS portfolio as available-for-sale. The Trust classifies its MBS portfolio as available-for-sale as a portion of the MBS portfolio may remain after all of the PIMs and PIMIs payoff and it will then be necessary to sell the remaining MBS portfolio in order to close out the Trust. In addition, other situations such as liquidity needs could arise which would necessitate the sale of a portion of the MBS portfolio. The Trust carries its MBS at fair market value and reflects any unrealized gains (losses) as a separate component of Shareholders' Equity. The Trust amortizes purchase premiums or discounts over the life of the underlying mortgages using the effective interest method.

Basic interest is recognized based on the stated rate of the HUD Insured Mortgage loan (less the servicer's fee) or the coupon rate of the Fannie Mae MBS. The Trust recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to such amount is finalized, cash is received and all contingencies are resolved. This could be the result of a sale or refinancing of the underlying real estate, which results in a cash payment to the Trust or a cash payment made to the Trust from surplus cash relative to the participation feature. The Trust defers the recognition of Additional Loan interest payments as income to the extent these interest payments are from escrows established with the proceeds of the Additional Loan. When the properties underlying the PIMIs generate sufficient cash flow to make the required Additional Loan interest payments and the Additional Loan value is deemed collectible, the Trust recognizes income as earned and commences amortizing deferred interest amounts into income over the remaining estimated term of the Additional Loan. During periods where mortgage loans are impaired the Trust suspends amortizing deferred interest.

Impaired loans are those Additional Loans for which the Advisor believes the collection of all amounts due in accordance with the contractual terms of the loan agreement is not likely. Where necessary, impaired loans are measured based on the fair value of the underlying collateral net of estimated selling costs. The Trust measures impairment on these loans quarterly. Interest received on impaired loans is generally applied against the loan principal.

Prepaid fees and expenses represent prepaid acquisition fees and expenses and prepaid participation servicing fees paid for the acquisition and servicing of PIMs and PIMIs. The Trust amortizes prepaid acquisition fees and expenses using a method that approximates the effective interest method over a period of ten to twelve years, which represents the estimated life of the underlying mortgage. The prepaid participation servicing fees are amortized using a method that approximates the effective interest method over a ten-year period beginning at final endorsement of the loan if a HUD-insured loan and at closing if a Fannie Mae loan. Upon the repayment of a PIM or PIMI, any unamortized acquisition fees and expenses and unamortized participation servicing fees related to such loan are expensed.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Assessment of Credit Risk

The Trust's investments in insured mortgages and MBS are guaranteed and/or insured by Fannie Mae, FHLMC, GNMA and HUD, and therefore, the certainty of their cash flows and the risk of material loss of the amounts invested depends on the creditworthiness of these entities.

Fannie Mae is a federally chartered private corporation that guarantees obligations originated under its programs. FHLMC is a federally chartered corporation that guarantees obligations originated under its programs. These obligations are not guaranteed by the U.S. Government or the Federal Home Loan Bank Board. However, Fannie Mae and FHLMC are two of the largest corporations in the United States, and both have significant experience in mortgage securitizations. In addition, their MBS carry the highest credit rating given to financial instruments. GNMA guarantees the full and timely payment of principal and basic interest on the securities it issues, which represents interest in pooled mortgages insured by HUD. Obligations insured by HUD, an agency of the U.S. Government, are backed by the full faith and credit of the U.S. Government.

Collection of the principal and interest of the Additional Loans and interest on the participation features have risks similar to those associated with higher risk debt instruments, including: reliance on the owner's operating skills, ability to maintain occupancy levels, control operating expenses, ability to maintain the properties and obtain adequate insurance coverage. Operations also may be affected by adverse changes in general economic conditions, local conditions, and changes in governmental regulations, real estate zoning laws, or tax laws; and other circumstances over which the Trust may have little or no control.

On December 31, 2003, the Trust's investments also include cash and cash equivalents of approximately $4.9 million of Agency paper, which is issued by Government Sponsored Enterprises with a credit rating equal to the top rating category of a nationally recognized statistical rating organization.

Interest Rate Risk

The Trust's primary market risk exposure is to interest rate risk, which can be defined as the exposure of the Trust's net income, comprehensive income or financial condition to adverse movements in interest rates. At December 31, 2003, the Trust's remaining PIM, PIMIs and MBS comprise the majority of the Trust's assets. Decreases in interest rates may accelerate the prepayment of the Trust's investments. Increases in interest rates may decrease the proceeds from a sale of the MBS. The Trust does not utilize any derivatives or other instruments to manage this risk as the Trust plans to hold all of its PIM and PIMI investments to expected maturity while it is expected that substantially all of the MBS will prepay over the same time period thereby mitigating any potential interest rate risk to the disposition value of any remaining MBS.

The Trust monitors prepayments and considers prepayment trends, as well as dividend requirements of the Trust, when setting regular dividend policy. For MBS, the fund forecasts prepayments based on trends in similar securities as reported by statistical reporting entities such as Bloomberg. For the remaining PIM and PIMIs, the Trust incorporates prepayment assumptions into planning as individual properties notify the Trust of the intent to prepay or as they are scheduled to mature.

The following table provides information about the Trust's financial instruments that are sensitive to changes in interest rates. For mortgage investments, the table presents principal cash flows and related weighted average interest rates ("WAIR") by expected maturity dates. The expected maturity date is the contractual maturity as adjusted for expectations of prepayments.

                                                       Expected maturity dates ($ in thousands)
                              -----------------------------------------------------------------------------------------------------
                                 2004         2005          2006         2007         2008    Thereafter        Total     Fair Value
                                                                                                                Face         (1)
                                                                                                                Value
                              -----------------------------------------------------------------------------------------------------
Interest-sensitive assets:

MBS                           $      954   $    2,763    $      --    $      --   $      --   $       --    $    3,717   $    3,931
WAIR                               8.01%        8.01%                                                            8.01%

PIMS                               7,866           --           --           --          --           --         7,866        7,964
WAIR                               7.13%                                                                         7.13%

PIMIS
Insured Mortgages                 10,075       16,328           --           --          --           --        26,403       27,068
WAIR                               6.83%        6.83%                                                            6.71%

Additional Loans                   2,280        4,600           --           --          --           --         6,880        6,880
WAIR                               7.00%        7.00%                                                            7.00%
                              ----------   ----------    ---------    ---------   ---------   ----------    ----------   ----------

Total Interest-
Sensitive Assets              $   21,175   $   23,691    $      --    $      --   $      --   $       --    $   44,866   $   45,843
                              ==========   ==========    =========    =========   =========   ==========    ==========   ==========

(1) The methodology used by the Trust to estimate the fair value of each class of financial instrument is described in Note I to the Trust's financial statements presented in Appendix A to this report. As described in that note, the Trust does not include an estimate of value for the participation interest associated with its PIM and PIMI investments.

Also included in the Trust's assets are cash and cash equivalents. Due to the short-term maturity of these investments, generally less than three months, the Trust is not exposed to significant interest rate risk on these investments.

Operations

The following relates to the operations of the Trust during the years ended December 31, 2003, 2002, and 2001.

                                                   (amounts in thousands, except Share amounts)
                                                             Years Ended December 31,
                                                             ------------------------
                                                     2003               2002               2001
                                                     ----               ----               ----
                                                    Amount             Amount             Amount
                                                    ------             ------             ------
Interest on PIMs and PIMIs:
   Basic interest                                $      4,147       $      6,873       $      9,674
   Additional Loan interest                               564              2,912              2,208
   Participation interest                               5,810              6,428             11,873
Interest income on MBS                                    757                860              1,197
Interest income - cash and cash equivalents               220                286                378
Trust expenses                                         (1,385)            (1,588)            (2,081)
Amortization of prepaid fees and expenses              (1,328)            (2,234)            (2,608)
Reduction of provision for
   impaired Additional Loans                               --                500              1,500
                                                 ------------       ------------       ------------
Net Income                                       $      8,785       $     14,037       $     22,141
                                                 ============       ============       ============

Weighted Average
   Shares Outstanding                              18,371,477         18,371,477         18,371,477
                                                 ============       ============       ============

The Trust's net income decreased in 2003 when compared to 2002 primarily due to decreases in basic interest on PIMs and PIMIs, Additional Loan interest, participation interest, and a reduction in the provision for impaired mortgage loans and an increase in expense reimbursements to affiliates. This decrease was partially offset by decreases in amortization expense and asset management fees. Basic interest on PIMs and PIMIs decreased primarily due to the Mequon Trails, Rivergreens II and Crossings Village payoffs in 2003 and the Norumbega Pointe, Windmill Lakes and Sunset Summit payoffs in 2002. Basic interest on PIMs and PIMIs also decreased due to the reclassification of the Oasis at Springtree PIMI to a MBS in March 2003. Additional Loan interest decreased primarily due to the recognition in 2002 of deferred income from the Norumbega Pointe payoff, base interest recognized from the Windmill Lakes payoff in 2002, the Sunset Summit payoff in 2002 and the Oasis at Springtree and Crossings Village payoffs in 2003. Participation interest decreased primarily due to the participation interest collected from the Norumbega Pointe, Mequon Trails and Sunset Summit payoffs in 2002 exceeding the participation interest collected from the Oasis at Springtree and Crossing Village payoffs in 2003. The reduction in the provision for impaired mortgage loans was due to the reversal of the impairment provision for the Windmill Lakes PIMI as a result of the Additional Loan payoff received in the first quarter of 2002. No provisions for impaired mortgage loans were made subsequent to the write off in 2002. Expense reimbursements to affiliates increase primarily due to a change in the cost of services provided to the Partnership in 2002 that was paid in 2003 and an increase in the cost of 2003's services associated with the wind-down of the Trust's activities. Amortization expense decreased as a result of the full amortization of the remaining prepaid fees and expenses on the PIMI prepayments in 2002. Asset management fees decreased due to the decrease in the Trust's investments as a result of principal collection and payoffs.

The Trust's net income decreased in 2002 when compared to 2001 primarily due to decreases in basic interest on PIMs and PIMIs, participation interest and a reduction in the decrease of the provision for impaired mortgage loans. These items were partially offset by an increase in Additional Loan interest. Basic interest on PIMs and PIMIs decreased due to the Norumbega Pointe and Windmill Lakes payoffs in 2002 and the payoff of the Falls at Hunters Pointe and the Seasons PIMIs in 2001. Participation interest decreased primarily due to the participation interest collected from the Seasons and Hunters Pointe payoffs in 2001 being greater than the participation interest collected from the Norumbega, Falls at Hunters Pointe, Sunset Summit and Mequon Trails payoffs in 2002. The provision for impaired mortgage on the Windmill Lakes PIMI decreased by $1,500,000 in 2001 whereas it only decreased by $500,000 in 2002. Additional Loan interest increased primarily due to the recognition of deferred income from the Norumbega Pointe payoff and base interest recognized from the Windmill Lakes payoff.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Appendix A to this report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures

Within the 90 days prior to the date of this Annual Report on Form 10-K, the Chief Executive Officer and the Chief Accounting Officer carried out an evaluation of the effectiveness of the design and operation of the Trust's disclosure controls and procedures. Based upon that evaluation, the Chief Executive Officer and the Chief Accounting Officer concluded that the Trust's disclosure controls and procedures were effective as of the date of their evaluation in timely alerting them to material information relating to the Trust required to be included in this Annual Report on Form 10-K.

(b) Changes in Internal Controls

There were no significant changes in the Trust's internal controls or in other factors that could significantly affect such internal controls subsequent to the date of the evaluation described in paragraph (a) above.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Information as to the Trustees and Executive Officers of Krupp Government Income Trust II is as follows:

                                Position with Krupp                          Date of             Term
   Name and Age                 Government Income Trust II                   Election            Expires
   ------------                 --------------------------                   --------            -------
   Douglas Krupp (57)           Chairman of Board of Trustees and Trustee    May, 1996           May, 2004
*  Charles N. Goldberg (62)     Trustee                                      April, 1991         May, 2004
*  J. Paul Finnegan (79)        Trustee                                      April, 1991         May, 2004
*  Stephen Puleo (69)           Trustee                                      February, 2001      May, 2004
   Peter F. Donovan (50)        Chief Executive Officer                      July, 2003          N/A
   Alan Reese (50)              Treasurer                                    February, 2003      N/A
   Scott D. Spelfogel (43)      Clerk                                        November, 1991      N/A
   MaryBeth Bloom (30)          Assistant Clerk                              November, 2000      N/A

*     Independent Trustee

Douglas Krupp co-founded and serves as Co-Chairman and Chief Executive Officer of The Berkshire Group, an integrated real estate financial services firm engaged in real estate acquisitions, property management, investment sponsorship, venture capital investing, mortgage banking, financial management, and ownership of one operating company through private equity investments. Mr. Krupp has held the position of Co-Chairman since The Berkshire Group was established as The Krupp Companies in 1969 and he has served as the Chief Executive Officer since 1992. He is a graduate of Bryant College where he also received an honorary Doctor of Science in Business Administration in 1989.

Charles N. Goldberg is currently a partner of Oppel, Goldberg & Saenz, PLLC. Prior to that he was of counsel to the law firm of Broocks, Baker & Lange, L.L.P., a position he held from December 1997 to May 2000. Prior to joining Broocks, Baker & Lange, L.L.P., Mr. Goldberg was a partner in the law firm of Hirsch & Westheimer from March 1996 to December 1997. Prior to Hirsch & Westheimer, he was the Managing Partner of Goldberg Brown, Attorneys at Law from 1980 to March 1996. He received a B.B.A. degree and a J.D. degree from the University of Texas. He is a member of the State Bar of Texas and is admitted to practice before the U.S. Court of Appeals, Fifth Circuit and U.S. District Court, Southern District of Texas. He currently serves as a Trustee of Krupp Government Income Trust and Krupp Government Income Trust II.

J. Paul Finnegan retired as a partner of Coopers & Lybrand in 1987. Since then, he has been engaged in business as a consultant, director and arbitrator. Mr. Finnegan holds a B.A. degree from Harvard College, a J.D. degree from Boston College Law School and an ASA from Bentley College. Mr. Finnegan currently serves as a Trustee of Krupp Government Income Trust and Krupp Government Income Trust II and as a director of Scituate Federal Savings Bank.

Stephen Puleo is currently engaged in business as a consultant and director. He retired as a director of Coopers & Lybrand, where he worked from 1995 to 1997 primarily servicing real estate industry clients. From 1993 to 1994, Mr. Puleo was a tax director for Deloitte & Touche. From 1984 to 1993, Mr. Puleo held the positions of Executive Vice President and Chief Financial Officer of a predecessor to The Berkshire Group. Prior to that, Mr. Puleo was the Chairman of the National Real Estate Industry Group of Coopers & Lybrand where he provided various real estate services and was a senior tax partner in charge of the Northeast Region. He is a graduate of McNeese State University and attended the Executive Development Program at the Tuck School of Business at Dartmouth College. He is a Certified Public Accountant and currently serves as director of Simpson Housing Limited Partnership of Denver, Colorado. He currently serves as a Trustee of Krupp Government Income Trust and Krupp Government Income Trust II.

Peter F. Donovan is Chief Executive Officer of Berkshire Mortgage Finance which position he has held since January of 1998 and in this capacity, he oversees the strategic growth plans of this mortgage banking firm. Berkshire Mortgage Finance is the 12th largest servicer of commercial mortgage loans in the United States with a servicing and asset management portfolio of $18.3 billion. Previously he served as President of Berkshire Mortgage Finance from January of 1993 to January of 1998 and in that capacity he directed the production, underwriting, servicing and asset management activities of the firm. Prior to that, he was Senior Vice President of Berkshire Mortgage Finance and was responsible for all participating mortgage originations. Before joining the firm in 1984, he was Second Vice President, Real Estate Finance for Continental Illinois National Bank & Trust, where he managed a $300 million construction loan portfolio of commercial properties. Mr. Donovan received a B.A. from Trinity College and an M.B.A. degree from Northwestern University. Mr. Donovan is currently a member of the DUS Advisory Council for Fannie Mae.

Alan Reese is the Executive Vice President, Corporate Operations and Chief Financial Officer of Berkshire Mortgage Finance. Mr. Reese joined Berkshire Mortgage Finance in February of 2003 and is currently responsible for the accounting, financial planning and reporting, treasury, mortgage trading desk and loan servicing functions. Prior to joining Berkshire Mortgage Finance, Mr. Reese was the Chief Financial Officer of Visible Markets, Inc. from 2000 to 2001 and was engaged in business as a consultant from 2001-January, 2003. Prior to Visible Markets, Inc., he was the Senior Vice President and Chief Financial Officer of Mortgage Lenders Network USA, Inc. from 1998-2000. Mr. Reese held several positions with BankBoston Corporation from 1990 to 1998 and most recently held the position of Director of Operations, National Consumer Lending from 1996-1998. In addition, Mr. Reese was employed with Coopers & Lybrand from 1976 to 1990, and was a partner from 1987-1990. Mr. Reese presently serves on the Board of Trustees for Berklee College of Music. He received a B.B.A. degree from the University of Wisconsin - Eau Claire and is a Certified Public Accountant.

Scott D. Spelfogel is the Clerk of the Trust and is Senior Vice President and General Counsel to The Berkshire Group. Prior to 1997, he served as Vice President and Assistant General Counsel. Before joining the firm in November 1988, he was a litigator in private practice in Boston. He received a Bachelor of Science degree in Business Administration from Boston University, a Juris Doctor Degree from Syracuse University's College of Law, and a Master of Laws degree in Taxation from Boston University Law School. He is admitted to practice law in Massachusetts and New York, is a member of the American, Boston, Massachusetts and New York State bar associations and is a licensed real estate broker in Massachusetts.

MaryBeth Bloom is the Assistant Clerk of the Trust and is Assistant General Counsel to The Berkshire Group. Prior to joining the company in August 2000, she was an attorney with John Hancock Financial Services. She received a B.A. degree from the College of the Holy Cross in 1995 and a J.D. degree from New England School of Law in 1998. She is admitted to practice law in Massachusetts and New York and is a member of the American Bar Association.

In addition, the following are deemed to be Executive Officers of the registrant:

George Krupp (age 59) is the Co-Founder and Co-Chairman of The Berkshire Group, an integrated real estate financial services firm engaged in real estate acquisitions, property management, investment sponsorship, venture capital investing, mortgage banking, financial management, and ownership of one operating company through private equity investments. Mr. Krupp has held the position of Co-Chairman since The Berkshire Group was established as The Krupp Companies in 1969. Mr. Krupp attended the University of Pennsylvania and Harvard University and holds a Master's Degree in History from Brown University. Douglas and George Krupp are brothers.

Ronald Halpern (age 62) is President and Chief Operating Officer of Berkshire Mortgage Finance. He has served in these positions since January 1998 and in this capacity, he is responsible for the overall operations of the Company. Prior to January 1998, he was Executive Vice President, managing the underwriting, closing, portfolio management and servicing departments for Berkshire Mortgage Finance. Before joining the firm in 1987, he held senior management positions with the Department of Housing and Urban Development in Washington D.C. and several HUD regional offices. Mr. Halpern has over 30 years of experience in real estate finance, which includes his experience as prior Chairman of the Mortgage Bankers Association Multifamily Housing Committee. He holds a B.A. degree from the University of the City of New York and J.D. degree from Brooklyn Law School.

Carol J.C. Mills (age 54) is Senior Vice President for Loan Management of Berkshire Mortgage Finance and in this capacity, she is responsible for the Asset Management functions of Berkshire Mortgage Finance. She manages the estimated $18.3 billion portfolio of loans. Ms. Mills joined Berkshire in December 1997 as Vice President and was promoted to Senior Vice President in January 1999. From January 1989 through November 1997, Ms. Mills was Vice President of First Winthrop Corporation and Winthrop Financial Associates, in Cambridge, Massachusetts. Ms. Mills earned a B.A. degree from Mount Holyoke College and a Master of Architecture degree from Harvard University. Ms. Mills is a member of the Real Estate Finance Association, New England Women in Real Estate, the Mortgage Bankers Association and the Servicing Advisory Council for Freddie Mac.

ITEM 11. EXECUTIVE COMPENSATION

Except for the Independent Trustees (as described below), the Trustees and Officers of the Trust have not been and will not be compensated by the Trust for their services. However, the Officers will be compensated by the Advisor or an affiliate of the Advisor.

Compensation of Trustees

The Trust paid each of the Independent Trustees (Charles N. Goldberg, J. Paul Finnegan and Stephen Puleo) a fee of $25,000 in 2003.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 21, 2004, the following were known by the Advisor to own beneficially more than 5% of the Trust's 18,371,477 outstanding Shares. The only Shares held by the Advisor or any of its affiliates consist of the original 10,000 Shares held by the Advisor.

The amounts and percentages of Shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Class of               Name of Beneficial                                     Amount and Nature of        Percent
 Stock                       Owner                                             Beneficial Interest        of Class
--------               ------------------                                     --------------------        --------
Shares of              Berkshire Income Realty - OP, L.P. ("BIR - OP")          5,293,322 Shares (1)      28.81%
Beneficial             One Beacon Street, Suite 1500
Interest               Boston, MA 02108

Shares of              Berkshire Income Realty, Inc. ("BIR")                    5,293,322 Shares (1) (a)  28.81%
Beneficial             One Beacon Street, Suite 1500
Interest               Boston, MA 02108

Shares of              BIR GP, L.L.C.                                           5,293,322 Shares (2)      28.81%
Beneficial             One Beacon Street, Suite 1500
Interest               Boston, MA 02108

Shares of              KRF Company, L.L.C.                                      5,293,322 Shares (3)      28.81%
Beneficial             One Beacon Street, Suite 1500
Interest               Boston, MA 02108

Shares of              The Krupp Family Limited Partnership - 94                5,293,322 Shares (4)      28.81%
Beneficial             One Beacon Street, Suite 1500
Interest               Boston, MA 02108

Shares of              The George Krupp 1980 Family Trust                       5,293,322 Shares (5)      28.81%
Beneficial             One Beacon Street, Suite 1500
Interest               Boston, MA 02108

Shares of              The Douglas Krupp 1980 Family Trust                      5,293,322 Shares (5)      28.81%
Beneficial             One Beacon Street, Suite 1500
Interest               Boston, MA 02108

Shares of              George D. Krupp                                          5,293,322 Shares (6)      28.81%
Beneficial             c/o Berkshire Income Realty, Inc.
Interest               One Beacon Street, Suite 1500
                       Boston, MA 02108

Shares of              Douglas Krupp                                            5,293,322 Shares (6)      28.81%
Beneficial             c/o Berkshire Income Realty, Inc.
Interest               One Beacon Street, Suite 1500
                       Boston, MA 02108

Shares of              Douglas Krupp                                               10,000 Shares (7)      **
Beneficial             One Beacon Street
Interest               Boston, MA 02108

Shares of              All Directors and Officers                                  10,000 Shares          **
Beneficial             One Beacon Street
Interest               Boston, MA 02108

(1) In connection with the April 4, 2003 closing of BIR's offer to exchange shares of it's 9% Series A Cumulative Redeemable Preferred Stock, liquidation value $25 per share ("Preferred Stock") for shares of beneficial interest ("Shares") in Krupp Government Income Trust II ("the Trust"), BIR acquired 5,293,322 Shares of the Trust. On April 4, 2003, BIR contributed such shares to BIR - OP in exchange for 100% of the preferred limited partnership interest in BIR - OP. BIR also owns 100% of the limited liability company interests of BIR GP, L.L.C., the general partner of BIR - OP. By virtue of such interests, BIR may be deemed to beneficially own indirectly the Shares of the Trust owned by BIR - OP.

(a) Per the form of Amended and Restated Voting Agreement (the "Voting Agreement") between BIR and the Trust, BIR shall vote with respect to any matter brought before such holders of Shares, all of the BIR Shares in proportion to the votes cast by the other holders of Shares of the Trust. In each case where BIR is a beneficial owner of Shares, BIR effectively has no voting or investment powers in the Trust.

(2) BIR GP, L.L.C. owns 100% of the general partnership interests in BIR - OP, and by virtue of such interest, BIR GP, L.L.C. may be deemed to beneficially own indirectly the Shares of the Trust owned by BIR - OP.

(3) KRF Company, L.L.C. owns 100% of the common limited partnership interests in BIR - OP and 100% of the common stock of BIR, and by virtue of such interests, KRF Company, L.L.C. may be deemed to beneficially own indirectly the Shares of the Trust owned by BIR - OP.

(4) The Krupp Family Limited Partnership - 94 owns 100% of the limited liability company interests in KRF company, L.L.C., and by virtue of such interest, The Krupp Family Limited Partnership - 94 may be deemed to beneficially own indirectly the Shares of the Trust owned by BIR - OP.

(5) Each of the Douglas Krupp 1980 Family Trust and The George Krupp 1980 Family Trust owns 50% of the limited partnership interests in the Krupp Family Limited Partnership - 94, and by virtue of such interests, The Douglas Krupp 1980 Family Trust and The George Krupp 1980 Family Trusts each may be deemed to beneficially own indirectly the Shares of the Trust owned by BIR - OP. The trustees of The Douglas Krupp 1980 Family Trust are Paul Krupp, Lawrence Silverstein and Vincent O'Reilly, and the trustees of the George Krupp 1980 Family Trust are Paul Krupp and Lawrence Silverstein. Each of the trustees of The Douglas Krupp 1980 Family Trust and The George Krupp 1980 Family Trust disclaims beneficial ownership of any such Shares of the Trust that are or may be deemed to be beneficially owned by Douglas Krupp, George D. Krupp, The Douglas Krupp 1980 Family Trust or The George Krupp 1980 Family Trust.

(6) The general partners of The Krupp Family Limited Partnership - 94 are George D. Krupp and Douglas Krupp, each of whom owns 50% of the general partner interests in the Krupp Family Limited Partnership - 94, and by virtue of such interests, George D. Krupp and Douglas Krupp each may be deemed to beneficially own indirectly the Shares of the Trust owned by BIR
      - OP.

(7) Mr. Krupp is a beneficial owner of the 10,000 Shares held by Berkshire Mortgage Advisors Limited Partnership, the Advisor to the Company, by virtue of being a director of Berkshire Funding Corporation, the general partners of Berkshire Mortgage Finance Limited Partnership. In each case where Mr. Krupp is a beneficial owner of Shares he has shared voting and investment powers.

** The amount owned does not exceed one percent of the Shares of beneficial interest of the Trust outstanding as of January 21, 2004.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under the terms of the Advisory Service Agreement, the Advisor receives an Asset Management Fee equal to .75% per annum of the value of the Trust's actual and committed invested assets payable quarterly. During 2003, the Advisor received $587,877 in Asset Management Fees.

The Trust also reimburses affiliates of the Advisor for certain expenses incurred in connection with maintaining the books and records of the Trust, the preparation and mailing of financial reports, tax information and other communications to investors, and legal fees and expenses. During 2003, The Berkshire Companies Limited Partnership and Berkshire Mortgage Finance Limited Partnership, affiliates of the Advisor, received a total of $406,564 in reimbursements from the Trust.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

The following is a summary of the fees billed to the Trust by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 31, 2003 and December 31, 2002:

Fee Category                      Fiscal 2003 Fees        Fiscal 2002 Fees
------------                      ----------------        ----------------

Audit Fees                        $          37,000       $         37,000
Audit-Related Fees                               --                  4,868
Tax Fees                                      3,675                  3,500
                                  -----------------       ----------------

Total Fees                        $          40,675       $         45,368
                                  =================       ================

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Trust's annual financial statements and for the reviews of the unaudited financial statements included in the Trust's Quarterly Reports on Form 10-Q during 2003.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit of the Trust's annual financial statements and for the reviews of the unaudited quarterly financial statements and are not reported under "Audit Fees." For 2002, represents fees for S-11 research and SEC Comment Letter response in connection with the BIR exchange offer.

Tax Fees. Consists of fees billed for professional services for tax compliance.

                                     PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a)   1.    Financial Statements - see Index to Financial Statements and
            Supplementary Data included under Item 8, Appendix A, on page F-2 of this report.

      2. Financial Statement Schedules - see Index to Financial Statements and Supplementary Data included under Item 8, Appendix A, on page F-2 of this report. All schedules are omitted as they are not applicable, not required or the information is provided in the Financial Statements or the Notes thereto.

(b) Reports on Form 8-K

            The Trust did not file any reports on Form 8-K during the quarter ended December 31, 2003.

(c) Exhibits:

     Number and Description
     Under Regulation S-K
     --------------------

      The following reflects all applicable Exhibits required under Item 601 of Regulation S-K:

      (4) Instruments defining the rights of security holders including indentures:

            (4.1) Fourth Amended and Restated Declaration of Trust filed with The Massachusetts Secretary of State on September 25, 1991 [Included as Exhibit 4.8 to Post-effective Amendment No. 1 to Registrant's Registration Statement on Form S-11 dated September 26, 1991 (File No. 33-39033)].*

            (4.2) Subscription Agreement Specimen [Included as Exhibit C to Prospectus included in Post-effective Amendment No. 1 to Registrant's Registration Statement on Form S-11 dated September 26, 1991 (File No. 33-39033)].*

      (10)  Material Contracts

            (10.1) Advisory Services Agreement dated September 11, 1991 between Krupp Government Income Trust II and Berkshire Realty Advisors Limited Partnership (formerly known as Krupp Realty Advisors Limited Partnership)[Exhibit 10.1 to Registrant's report on Form 10-K for the year ended December 31, 1994 (File No. 0-20164)].*

            (10.2) Assignment and Assumption Agreement between Berkshire Realty Advisors Limited Partnership and Berkshire Mortgage Advisors Limited Partnership [Exhibit 10.2 to Registrant's report on Form 10-K for the year ended December 31, 1994 (File No. 0-20164)].*

            (10.3) Waiver and Standstill Agreement, dated as of August 22, 2002, by and among Krupp Government Income Trust, Krupp Government Income Trust II, Berkshire Income Realty, Inc. and Berkshire Income Realty - OP, L.P [Exhibit 10.3 to Registrant's report on Form 10-K for the year ended December 31, 2002 (File No. 0-20164)]*

            (10.4) Form of Amended and Restated Voting Agreement among Krupp Government Income Trust, Krupp Government Income Trust II and Berkshire Income Realty, Inc. [Exhibit 10.4 to Registrant's report on Form 10-K for the year ended December 31, 2002 (File No. 0-20164)]*

            (10.5) Extension and Waiver and Standstill Agreement, dated March 5, 2003, by and among Krupp Government Income Trust, Krupp Government Income Trust II, Berkshire Income Realty, Inc. and Berkshire Income Realty, OP, L.P. [Exhibit 10.5 to Registrant's report on Form 10-K for the year ended December 31, 2002 (File No. 0-20164)]*

                      Martin's Landing

            (10.6) Subordinated Loan Agreement, dated November 9, 1993, between TRC Realty Incorporated - ML, ML Associates Limited Partnership ("Borrower") and Krupp Government Income Trust II ("Holder") [Exhibit 10.9 to Registrant's annual report on Form 10-K for fiscal year ended December 31, 1993 (File No. 0-20164)].*

            (10.7) Subordination Agreement dated November 9, 1993 between ML Associates, L.P., and Krupp Government Income Trust II. [Exhibit 10.22 to Registrant's report on Form 10-K for the year ended December 31, 1995 (File No. 0-20164)].*

            (10.8) Assignment of Subordination Agreement dated November 9, 1993 from Berkshire Mortgage Finance Limited Partnership to the Federal National Mortgage Association by and between ML Associates, L.P., Berkshire Mortgage Finance Limited Partnership and Krupp Government Income Trust II. [Exhibit 10.23 to Registrant's report on Form 10-K for the year ended December 31, 1995 (File No. 0-20164)].*

            (10.9) Supplement to Prospectus dated December 1, 1993 for Federal National Mortgage Association pool number MX - 073029. [Exhibit 10.24 to Registrant's report on Form 10-K for the year ended December 31, 1995 (File No. 0-20164)].*

                      The Lakes

            (10.10) Subordinated Loan Agreement dated June 29, 1995, between Lake Associates, L. P. and Krupp Government Income Trust II [Exhibit 10.5 to Registrant's report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-20164)].*

            (10.11) Subordinate Note dated June 29, 1995, between Lake Associates, L. P. and Krupp Government Income Trust II [Exhibit 10.6 to Registrant's report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-20164)].*

            (10.12) Subordinate Multifamily Mortgage to Secure Debt Agreement dated June 29, 1995, between Lake Associates, L. P. and Krupp Government Income Trust II [Exhibit 10.7 to Registrant's report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-20164)].*

            (10.13) Subordination Agreement dated June 29, 1995, between Berkshire Mortgage Finance Limited Partnership, Lake Associates, L. P. and Krupp Government Income Trust II [Exhibit 10.8 to Registrant's report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-20164)].*

            (10.14) Assignment of Subordination Agreement dated June 29, 1995, from Berkshire Mortgage Finance Limited Partnership to the Federal National Mortgage Association by and between, Lake Associates, L.P. and Berkshire Mortgage Finance Limited Partnership and Krupp Government Income Trust II [Exhibit
                      10.9 to Registrant's report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-20164)].*

            (10.15) Supplement to Prospectus dated November 1, 1994 for Federal National Mortgage Association pool number MX - 073149 [Exhibit 10.10 to Registrant's report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-20164)].*

                      Mill Pond II Apartments

            (10.16) Mortgage Note dated July 26, 1994 for Mill Pond II Limited Partnership and Krupp Mortgage Company Limited Partnership. [Exhibit 10.101 to Registrant's report on Form 10-K for the year ended December 31, 1995 (File No. 0-20164)].*

            (10.17) Multifamily Subordinated Mortgage, Assignment of Rents and Security Agreement dated July 26, 1994 between Mill Pond II Limited Partnership and Krupp Government Income Trust
                      II. [Exhibit 10.102 to Registrant's report on Form 10-K for the year ended December 31, 1995 (File No. 0-20164)].*

            (10.18) Subordinated Promissory Note, dated July 26, 1994, between Mill Pond II Limited Partnership and Krupp Government Income Trust. [Exhibit 10.103 to Registrant's report on Form 10-K for the year ended December 31, 1995 (File No. 0-20164)].*

            (10.19) Agreement re Subordinated Note dated July 26, 1994, between Berkshire Mortgage Finance Corporation and Krupp Government Income Trust. [Exhibit 10.104 to Registrant's report on Form 10-K for the year ended December 31, 1995 (File No. 0-20164)].*

      (31)  Other

            (31.1) Chief Executive Officer Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.+

            (31.2) Chief Accounting Officer Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.+

      (32)  Other

            (32.1) Chief Executive Officer Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.+

            (32.2) Chief Accounting Officer Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.+

*     Incorporated by reference

+     Filed herewith

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 18th day of March, 2004.

                                  KRUPP GOVERNMENT INCOME TRUST II


                                  By: /s/ Peter F. Donovan
                                      -----------------------------------
                                      Peter F. Donovan, Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated, on the 18th day of March, 2004.

Signatures                          Title(s)
----------                          --------

/s/ Peter F. Donovan                Chief Executive Officer
---------------------------
Peter F. Donovan

/s/ Alan Reese                      Treasurer and Chief Accounting Officer of
---------------------------         Krupp Government Income Trust II
Alan Reese

/s/ Douglas Krupp                   Chairman of the Board of Trustees and a
---------------------------         Trustee of Krupp Government Income Trust II
Douglas Krupp

/s/ Charles N. Goldberg             Trustee of Krupp Government Income Trust II
---------------------------
Charles N. Goldberg

/s/ J. Paul Finnegan                Trustee of Krupp Government Income Trust II
---------------------------
J. Paul Finnegan

/s/ Stephen Puleo                   Trustee of Krupp Government Income Trust II
---------------------------
Stephen Puleo

                                   APPENDIX A

                        KRUPP GOVERNMENT INCOME TRUST II

                             ----------------------

                   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
                               ITEM 8 of FORM 10-K

             ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION
                      For the Year Ended December 31, 2003

                        KRUPP GOVERNMENT INCOME TRUST II

              INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                             ----------------------

Report of Independent Auditors                                                                                  F-3

Balance Sheets at December 31, 2003 and 2002                                                                    F-4

Statements of Income and Comprehensive Income for the Years Ended December 31, 2003, 2002 and 2001              F-5

Statements of Changes in Shareholders' Equity for the Years Ended December 31, 2003, 2002 and 2001              F-6

Statements of Cash Flows for the Years Ended December 31, 2003, 2002 and 2001                                   F-7

Notes to Financial Statements                                                                            F-8 - F-18

Schedule II - Valuation and Qualifying Accounts                                                                F-19

Supplementary Data - Selected Quarterly Financial Data (Unaudited)                                             F-20

All other schedules are omitted as they are not applicable or not required, or the information is provided in the financial statements or the notes thereto.

                         REPORT OF INDEPENDENT AUDITORS

                             ----------------------

To the Board of Trustees and Shareholders of Krupp Government Income Trust II:

In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Krupp Government Income Trust II (the "Trust") at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP
Boston, Massachusetts
March 18, 2004

                        KRUPP GOVERNMENT INCOME TRUST II

                                 BALANCE SHEETS

                           December 31, 2003 and 2002

                             ----------------------


                                     ASSETS

                                                                    2003              2002
                                                                -----------      ------------
Participating Insured Mortgage Investments
("PIMIs")(Notes B, C and I)
    Insured mortgages                                           $26,402,701      $ 49,641,101
    Additional loans                                              6,880,000        11,754,000
Participating Insured Mortgages ("PIMs")
    (Notes B, D and I)                                            7,865,941        36,817,984
Mortgage-Backed Securities ("MBS")
    (Notes B, E and I)                                            3,930,944        11,521,401
                                                                -----------      ------------

           Total mortgage investments                            45,079,586       109,734,486

Cash and cash equivalents (Notes B and I)                         5,454,067        20,450,923
Interest receivable and other assets                                399,184           893,646
Prepaid acquisition fees and expenses, net of
    accumulated amortization of $1,861,827 and
    $6,479,558, respectively (Note B)                               329,295         1,286,992
Prepaid participation servicing fees, net of
    accumulated amortization of $605,866 and
    $1,991,606, respectively (Note B)                               124,508           494,352
                                                                -----------      ------------

           Total assets                                         $51,386,640      $132,860,399
                                                                ===========      ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities                                                     $   183,379      $     47,848
                                                                -----------      ------------

Shareholders' equity (Notes A and F):
           Common stock, no par value; 25,000,000
           Shares authorized; 18,371,477 Shares
           issued and outstanding                                51,067,705       132,302,504

           Accumulated comprehensive income
           (Notes B and E)                                          135,556           510,047
                                                                -----------      ------------

           Total Shareholders' equity                            51,203,261       132,812,551
                                                                -----------      ------------

           Total liabilities and Shareholders' equity           $51,386,640      $132,860,399
                                                                ===========      ============

                     The accompanying notes are an integral
                       part of the financial statements.

                        KRUPP GOVERNMENT INCOME TRUST II

                  STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

              For the Years Ended December 31, 2003, 2002, and 2001

                             ----------------------

                                                                2003               2002               2001
                                                            ------------       ------------       ------------
Revenues:
    Interest income - PIMs and PIMIs:
      Basic interest                                        $  4,147,405       $  6,873,359       $  9,673,656
      Additional Loan interest                                   563,826          2,911,978          2,207,942
      Participation interest                                   5,810,076          6,427,684         11,873,054
    Interest income - MBS                                        756,572            859,519          1,197,120
    Interest income - cash and cash equivalents                  220,065            286,099            378,045
                                                            ------------       ------------       ------------

         Total revenues                                       11,497,944         17,358,639         25,329,817
                                                            ------------       ------------       ------------

Expenses:
    Asset management fee to an affiliate (Note G)                587,877            943,476          1,309,430
    Expense reimbursements to affiliates (Note G)                386,494            219,194            267,554
    Amortization of prepaid fees and expenses (Note B)         1,327,541          2,234,379          2,607,681
    General and administrative (Note G)                          410,593            424,208            504,174
    Reduction of provision for impaired additional
      loan (Notes B and C)                                            --           (500,000)        (1,500,000)
                                                            ------------       ------------       ------------

         Total expenses                                        2,712,505          3,321,257          3,188,839
                                                            ------------       ------------       ------------

Net income (Notes B and H)                                     8,785,439         14,037,382         22,140,978

Other comprehensive income:

    Net increase (decrease) in unrealized gain on MBS           (374,491)           228,928            199,818
                                                            ------------       ------------       ------------

Total comprehensive income                                  $  8,410,948       $ 14,266,310       $ 22,340,796
                                                            ============       ============       ============

Basic earnings per Share                                    $        .48       $        .76       $       1.21
                                                            ============       ============       ============

Weighted average Shares outstanding                           18,371,477         18,371,477         18,371,477
                                                            ============       ============       ============

                     The accompanying notes are an integral
                       part of the financial statements.

                        KRUPP GOVERNMENT INCOME TRUST II

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

              For the Years Ended December 31, 2003, 2002 and 2001

                             ----------------------

                                                                            Accumulated          Total
                                                            Retained       Comprehensive     Shareholders'
                                       Common Stock         Earnings          Income            Equity
                                      -------------       ------------     -------------     -------------
Balance at December 31, 2000          $ 212,783,023       $         --       $  81,301       $ 212,864,324

Dividends                               (46,568,346)       (22,140,978)             --         (68,709,324)

Net income                                       --         22,140,978              --          22,140,978

Change in unrealized gain on MBS                 --                 --         199,818             199,818
                                      -------------       ------------       ---------       -------------

Balance at December 31, 2001            166,214,677                 --         281,119         166,495,796

Dividends                               (33,912,173)       (14,037,382)             --         (47,949,555)

Net income                                       --         14,037,382              --          14,037,382

Change in unrealized gain on MBS                 --                 --         228,928             228,928
                                      -------------       ------------       ---------       -------------

Balance at December 31, 2002            132,302,504                 --         510,047         132,812,551

Dividends                               (81,234,799)        (8,785,439)             --         (90,020,238)

Net income                                       --          8,785,439              --           8,785,439

Change in unrealized gain on MBS                 --                 --        (374,491)           (374,491)
                                      -------------       ------------       ---------       -------------

Balance at December 31, 2003          $  51,067,705       $         --       $ 135,556       $  51,203,261
                                      =============       ============       =========       =============

Shares issued and outstanding for each of the three years in the period ended December 31 are 18,371,477.

                     The accompanying notes are an integral
                       part of the financial statements.

                        KRUPP GOVERNMENT INCOME TRUST II

                            STATEMENTS OF CASH FLOWS

              For the Years Ended December 31, 2003, 2002 and 2001

                             ----------------------

                                                                   2003               2002               2001
                                                               ------------       ------------       ------------
Operating activities:
  Net income                                                   $  8,785,439       $ 14,037,382       $ 22,140,978
  Adjustments to reconcile net income to net
   cash provided by operating activities:
     Amortization of net premium                                     16,421             74,010             75,585
     Amortization of prepaid fees and expenses                    1,327,541          2,234,379          2,607,681
     Reduction of provision for impaired additional loans                --           (500,000)        (1,500,000)
     Changes in assets and liabilities:
       Decrease in interest receivable and other assets             494,462            280,460            378,462
       Decrease in deferred income on Additional Loans                   --         (1,242,282)        (1,261,322)
       Increase (decrease) in liabilities                           135,531             21,863           (127,288)
                                                               ------------       ------------       ------------

  Net cash provided by operating activities                      10,759,394         14,905,812         22,314,096
                                                               ------------       ------------       ------------

Investing activities:
  Principal collections on MBS                                   18,348,402          4,234,205          3,647,045
  Principal collections on Additional Loans                       4,874,000          6,400,500          6,137,851
  Principal collections on PIMs and Insured Mortgages            41,041,586         36,406,298         35,974,542
                                                               ------------       ------------       ------------

  Net cash provided by investing activities                      64,263,988         47,041,003         45,759,438
                                                               ------------       ------------       ------------

Financing activity:
  Dividends                                                     (90,020,238)       (47,949,555)       (68,709,324)
                                                               ------------       ------------       ------------

Net increase (decrease) in cash and cash equivalents            (14,996,856)        13,997,260           (635,790)

Cash and cash equivalents, beginning of period                   20,450,923          6,453,663          7,089,453
                                                               ------------       ------------       ------------

Cash and cash equivalents, end of period                       $  5,454,067       $ 20,450,923       $  6,453,663
                                                               ============       ============       ============

Non-cash activities:
  Increase (decrease) in unrealized gain on MBS                $   (374,491)      $    228,928       $    199,818
                                                               ============       ============       ============

Supplemental disclosure of non-cash investing activities:
  Reclassification of investment in a PIMI to a MBS            $ 11,199,153       $         --       $         --
                                                               ============       ============       ============

                     The accompanying notes are an integral
                       part of the financial statements.

                        KRUPP GOVERNMENT INCOME TRUST II

                          NOTES TO FINANCIAL STATEMENTS

                             ----------------------

A.    Organization

      Krupp Government Income Trust II (the "Trust") was formed on February 8, 1991 by filing a Declaration of Trust in The Commonwealth of Massachusetts. The Trust is authorized to sell and issue not more than 25,000,000 shares of beneficial interest (the "Shares"). The Trust was organized for the purpose of investing in commercial and multi-family loans and mortgage backed securities. Berkshire Mortgage Advisors Limited Partnership (the "Advisor") acquired 10,000 of such Shares for $200,000 and 18,315,158 Shares were sold for $365,686,058 net of purchase volume discounts of $617,102 under a public offering, which commenced on September 11, 1991 and was completed on February 12, 1993. Under the Dividend Reinvestment Plan ("DRP"), 46,319 Shares were sold for $880,061. The Trust shall terminate on December 31, 2030, unless earlier terminated by the affirmative vote of holders of a majority of the outstanding Shares entitled to vote thereon.

B.    Significant Accounting Policies

      The Trust uses the following accounting policies for financial reporting purposes:

      Basis of Presentation

      The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP").

      MBS

      The Trust, in accordance with the Financial Accounting Standards Board's Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"), classifies its MBS portfolio as available-for-sale. The Trust classifies its MBS portfolio as available-for-sale as a portion of the MBS portfolio may remain after all of the PIMs and PIMIs payoff and it will then be necessary to sell the remaining MBS portfolio in order to close out the Trust. In addition, other situations such as liquidity needs could arise which would necessitate the sale of a portion of the MBS portfolio. The Trust carries its MBS at fair market value and reflects any unrealized gains (losses) as a separate component of Shareholders' Equity. The Trust amortizes purchase premiums or discounts over the life of the underlying mortgages using the effective interest method.

      PIMs and PIMIs

      The Trust accounts for its MBS portion of a PIM or PIMI investment in accordance with FAS 115 under the classification of held to maturity as these investments have a participation feature. As a result, the Trust would not sell or otherwise dispose of the MBS. Accordingly, the Trust has both the intention and ability to hold these investments to expected maturity. The Trust carries these MBS at amortized cost.

      The insured mortgage portion of the Federal Housing Administration ("FHA") PIM or PIMI is carried at amortized cost. The Trust holds these mortgages at amortized cost since they are fully insured by the FHA.

      The Additional Loans are carried at amortized cost unless the Advisor believes there is an impairment in value, in which case a valuation allowance is established in accordance with FAS 114 "Accounting by Creditors for Impairment of a Loan" and FAS 118 "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures".

      Basic interest is recognized based on the stated rate of the Department of Housing and Urban Development ("HUD") Insured Mortgage loan (less the servicer's fee) or the coupon rate of the Fannie Mae MBS. The Trust recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to such amount is finalized, cash is received and all contingencies are resolved. This could be the sale or refinancing of the underlying real estate, which results in a cash payment to the Trust or a cash payment made to the Trust from surplus cash relative to the participation feature. The Trust defers the recognition of Additional Loan interest payments as income to the extent these interest payments are from escrows established with the proceeds of the Additional Loan. When the properties underlying the PIMIs generate sufficient cash flow to make the required Additional Loan interest payments and the

                                    Continued

                        KRUPP GOVERNMENT INCOME TRUST II

                             ----------------------

B.    Significant Accounting Policies, continued

      PIMs and PIMIs, continued

      Additional Loan value is deemed collectible, the Trust recognizes income as earned and commences amortizing deferred interest amounts into income over the remaining estimated term of the Additional Loan. During periods where mortgage loans are impaired the Trust suspends amortizing deferred interest.

      The Trust also fully reserves the portion of any Additional Loan interest payment satisfied through the issuance of an operating loan and any associated interest due on such operating loan. The Trust will recognize the income related to the operating loan when the borrower repays amounts due under the operating loan.

      Impaired Mortgage Loans

      Impaired loans are those Additional Loans for which the Advisor believes the collection of all amounts due in accordance with the contractual terms of the loan agreement is not likely. Where necessary, impaired loans are measured based on the fair value of the underlying collateral net of estimated selling costs. The Trust measures impairment on these loans quarterly. Interest received on impaired loans is generally applied against the loan principal.

      Cash Equivalents

      The Trust includes all short-term investments with maturities of three months or less from the date of acquisition in cash and cash equivalents. The majority of the Trust's cash and cash equivalents are held at major commercial banks which may at times exceed the Federal Deposit Insurance Corporation limit of $100,000. The Trust has not experienced any losses to date on its invested cash.

      Prepaid Fees and Expenses

      Prepaid fees and expenses represent prepaid acquisition fees and expenses and prepaid participation servicing fees paid for the acquisition and servicing of PIMs and PIMIs. The Trust amortizes prepaid acquisition fees and expenses using a method that approximates the effective interest method over a period of ten to twelve years, which represents the estimated life of the underlying mortgage. The prepaid participation servicing fees are amortized using a method that approximates the effective interest method over a ten-year period, beginning at final endorsement of the loan if a HUD-insured loan and at closing if a Fannie Mae loan.

      Upon the repayment of a PIM or PIMI, any unamortized acquisition fees and expenses and unamortized participation servicing fees related to such loan are expensed.

      Income Taxes

      The Trust has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and believes it will continue to meet all such qualifications. Accordingly, the Trust will not be subject to federal income taxes on amounts distributed to shareholders provided it distributes annually at least 90% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Therefore, no provision for federal income taxes has been recorded in the financial statements.

      Estimates and Assumptions

      The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, contingent assets and liabilities and revenues and expenses during the period. Significant estimates include the net carrying value of Additional Loans and the unrealized gain on MBS investments. Actual results could differ from those estimates.

                                    Continued

                        KRUPP GOVERNMENT INCOME TRUST II

                             ----------------------

C.    PIMIs

      The Trust had investments in two PIMIs at December 31, 2003 and four at December 31, 2002 that provide or provided the permanent financing for multi-family housing. Each remaining PIMI consists of a Fannie Mae MBS and an "Additional Loan" made to the borrower to provide additional funds for the construction or permanent financing of the property. The first mortgage underlying the Fannie Mae MBS provided the borrower with a below market interest rate loan, and in return, the Trust receives a percentage of the cash generated from the property operations and a percentage of any appreciation thereafter (collectively the "participation interest").

      The borrower conveys the participation features to the Trust through the Additional Loan on a Fannie Mae PIMI. The Trust makes the Additional Loan under the Fannie Mae PIMIs directly to the borrower of the first mortgage loan underlying the Fannie Mae MBS, and the borrower collateralizes the Additional Loan with a subordinated mortgage on the property. The owners of the borrower also pledge their ownership interests in the borrower as additional collateral.

      The Trust receives level monthly payments of principal and interest payments, amortizing over thirty years on the Fannie Mae MBS. While principal and interest payments on the Fannie Mae MBS are guaranteed, there are limitations to the amount and obligation to pay interest under the Additional Loan. As such amounts due under the Additional Loan are neither insured nor guaranteed.

      The Additional Loans for Fannie Mae PIMIs entitle the Trust to receive (i) semi-annual interest payments on the Additional Loan principal, (ii) Participating Income Interest, (iii) Participating Appreciation Interest and (iv) Preferred Interest. Additional Loan interest accrues at the stated interest rate on the Additional Loan and Participating Income Interest represents the Trust's share of the net revenue generated by the property at a stated percentage generally ranging from 25% to 35%. Additional Loan interest and Participating Income Interest are payable only to the extent there is net revenue available to pay these amounts. However, should the borrower be unable to make the full Additional Loan interest payment, the borrower must notify the Trust of the amount of the shortfall.

      The Trust can require the partners of the borrower to make a capital contribution to the borrower to fund 50% of this shortfall, and the Trust will fund the remainder with an Operating Loan. Also, the Trust is generally limited to receiving no more than 50% of net revenue on any semi-annual payment date. Participating Appreciation Interest provides the Trust with a stated percentage, ranging from 25% to 30%, of the excess value of the property over amounts due under the first mortgage, Additional Loan and any Operating Loans, the repayment of capital contributions, and a return of original equity to the partners of the borrower.

      Participating Appreciation Interest is due upon the sale, refinancing, maturity or accelerated maturity, or permitted prepayment of all amounts due under the insured mortgage and Additional Loan. Generally, the Trust will not receive more than 50% of the excess of value over the outstanding indebtedness, the payment of Preferred Interest, and the return of equity and capital contributions to the partners of the borrower.

      Preferred Interest refers to a non-compounded cumulative return from the closing date of the loan to the date of calculation, at a stated interest rate generally on the original outstanding balance of the insured mortgage plus the Additional Loan and any other funds advanced to the borrower (reduced by principal payments received) less: (i) interest payments on the insured mortgage, (ii) Additional Loan interest, (iii) Participating Income Interest, and (iv) Participating Appreciation Interest.

      Generally, the amount of Preferred Interest owed cannot exceed the excess of value over the outstanding indebtedness. Amounts due under the Additional Loan are not guaranteed.

      The Fannie Mae PIMIs have maturities of 15 years, however, the Trust can accelerate the maturity dates at any time after the ninth or tenth anniversary of the closing date of the Fannie Mae PIMIs, upon giving twelve months written notice for the payment.

      If the Trust accelerates the maturity date, the Trust can require payment of all amounts due under the Additional Loan through the accelerated maturity date and prepayment of the first mortgage loan underlying the Fannie Mae MBS.

                                    Continued

                        KRUPP GOVERNMENT INCOME TRUST II

                             ----------------------

C.    PIMIs, continued

      Fannie Mae PIMIs generally cannot be prepaid during the five years following the closing date of the underlying first mortgage loan. Thereafter, the Fannie Mae first mortgage loan may be prepaid subject to a prepayment penalty that declines each year for the next five years with no prepayment penalty after the tenth year. Any prepayment of a Fannie Mae PIMI generally requires prepayment of the first mortgage loan underlying the Fannie Mae MBS and payment of amounts due under the Additional Loan. The Fannie Mae first mortgage loan would not need to be prepaid if there is a permitted assumption of the first mortgage loan, however, amounts due under the Additional Loan would need to be prepaid. Any prepayment usually requires not less than 90 nor more than 180 days prior written notice.

      On September 30, 2003, the Trust received a prepayment of the Crossings Village Apartments Subordinated Promissory Note and the Crossings Village Apartments Additional Loan. The Trust received $2,584,000 of Additional Loan principal and $15,073 of Additional Loan interest. In addition, the Trust received $2,454,048 of Preferred Interest and $38,646 of Shared Appreciation Interest. On October 25, 2003, the Trust received $11,349,632 from the Fannie Mae MBS related to Crossings Village. On November 20, 2003, the Trust paid a special dividend of $0.90 per share from the proceeds of the Crossings Village Apartments prepayment.

      On March 7, 2003, the Trust received a prepayment of the Oasis at Springtree Additional Loan note. The Trust received $2,290,000 of Additional Loan principal and $2,365,276 of Shared Appreciation Interest. On May 8, 2003, the Trust paid a special dividend of $0.26 per share from the proceeds of the Oasis at Springtree Additional Loan prepayment. As a result of the prepayment, the insured first mortgage loan on Oasis at Springtree was reclassified from a PIMI to a MBS as the only remaining portion of the investment was a FNMA MBS. The Trust also reclassified this investment as available-for-sale concurrent with the satisfaction of the participation feature. The Trust continued to receive the scheduled principal and interest payments on the first mortgage until it was paid in full on September 25, 2003.

      On November 25, 2002, the Trust received $4,488,878, as a result of the payoff of the Sunset Summit Additional Loan. The payoff consisted of $1,900,000 for the principal due on the Additional Loan, base interest of $33,250, Preferred Interest of $1,532,498 and Participating Appreciation Interest of $1,023,130. On December 26, 2002, the Trust received $9,094,934 in proceeds from the Fannie Mae MBS related to Sunset. On May 5, 2003, the Trust paid a special dividend of $0.74 per share from the proceeds received in 2002 from the Sunset Summit PIMI payoff.

      On March 28, 2002, the Trust received a prepayment of the Windmill Lakes Subordinated Promissory Note and the Windmill Lakes Additional Loan. The Trust received $2,000,000 of Additional Loan principal and $162,500 of Additional Loan interest. As a result of the payoff, the Trust recognized $562,500 of Additional Loan interest which had been received in prior years and was recorded as a reduction of the impaired Additional Loan. As the entire Additional Loan principal balance of $2,000,000 was paid in 2002, the remaining impairment provision of $500,000 was also reversed. On April 25, 2002, the Trust received $10,727,382 in principal proceeds on the first mortgage note from Windmill Lakes. The Trust paid a special dividend of $0.71 per share from the proceeds of the Windmill Lakes prepayment on May 1, 2002.

      On February 13, 2002, the Trust received a prepayment of the Norumbega Pointe Subordinated Promissory Note and the Norumbega Pointe Additional Loan. The Trust received $3,063,000 of Additional Loan principal, $302,877 of Shared Appreciation Interest and $2,280,362 of Preferred Interest. On February 25, 2002, the Trust received $15,123,167 representing the principal proceeds on the first mortgage note. In addition, the Trust recognized $1,242,282 of Additional Loan interest that had been previously received and recorded as deferred income on the Additional Loan. The Trust paid a special dividend of $1.14 per share from the proceeds of the Norumbega Pointe prepayment on March 12, 2002.

      At December 31, 2003 and 2002 there are no PIMIs within the Trust's portfolio that are delinquent as to principal or interest.

                                    Continued

                        KRUPP GOVERNMENT INCOME TRUST II

                             ----------------------

C.    PIMIs, continued

      The Trust's investments in PIMIs consists of the following at December 31, 2003 and 2002:

                                       Approximate                               Balance Outstanding at December 31,
 Insured                 Loan            Monthly         Interest   Maturity     -----------------------------------
 Mortgage               Amount          Payments           Rate       Date             2003             2002
-----------             ------         -----------         ----       ----         -----------      -----------
FNMA (a)
Crossings Village     $12,907,334      $        --            --          --       $        --      $11,516,017

Martin's Landing       11,200,000           70,000          6.50%   12/01/08         9,773,837        9,970,854

Oasis                  12,401,673               --            --          --                --       11,247,702

The Lakes              18,387,653          118,700         6.825%   07/01/10        16,628,864       16,906,528
                      -----------      -----------                                 -----------      -----------

                      $54,896,660      $   188,700                                 $26,402,701      $49,641,101
                      ===========      ===========                                 ===========      ===========
                                                                                       (b)

                                                                                             Base       Preferred
                                                   Outstanding Balance        Maturity      Interest     Interest
        Additional Loan                          2003               2002         Date         Rate         Rate
        ---------------                    -------------      -------------   ----------    -------      -------
        Crossings Village                  $          --      $   2,584,000           --      --            --
        Martin's Landing                       2,280,000          2,280,000     12/01/08       7%           12%
        Oasis                                         --          2,290,000           --      --            --
        The Lakes                              4,600,000          4,600,000     07/01/10       7%            9%
                                           -------------      -------------

                                           $   6,880,000      $  11,754,000
                                           =============      =============
                                                (c)

(a) Monthly principal and interest payments are based on a 30-year amortization. The unpaid principal balances due at maturity are as follows:

           Martin's Landing                             $   8,524,000
           The Lakes                                    $  14,118,000

(b)   The aggregate cost for federal income tax purposes is $26,402,701.

(c)   The aggregate cost for federal income tax purposes is $6,880,000.

                                    Continued

                        KRUPP GOVERNMENT INCOME TRUST II

                             ----------------------

C.    PIMIs, continued

      Impaired Additional Loans

      On December 31, 1998, as a result of continued deterioration in property operations, the Advisor of the Trust determined that the Windmill Lakes Additional Loan was impaired. As a result, a valuation allowance of $2,000,000 was established to adjust the carrying amount of the loan to the estimated fair market value of the collateral less anticipated costs of sale. On July 25, 2001, the Trust received $512,500 in accrued but unpaid base interest. The Trust reflected the $512,500 received plus $50,000 previously received as a reduction in the principal balance of the Additional Loan and related impairment provision. During the fourth quarter of 2001, based on improved market conditions and property operations, the Trust reduced the impairment provision by an additional $937,500 to $500,000. As a result of the payoff received in March 2002, the remaining impairment provision of $500,000 was reversed.

      Reconciliations of activity for 2003, 2002 and 2001 are as follows:

Insured Mortgages
-----------------
                                               2003               2002                2001
                                           ------------       ------------       -------------
Balance at beginning of period             $ 49,641,101       $ 85,625,185       $ 121,208,064

    Principal collections                   (12,039,247)       (35,984,084)        (35,582,879)

    Reclass to MBS                          (11,199,153)                --                  --
                                           ------------       ------------       -------------

Balance at end of period                   $ 26,402,701       $ 49,641,101       $  85,625,185
                                           ============       ============       =============

Additional Loans

                                               2003               2002                2001
                                           ------------       ------------       -------------
Balance at beginning of period             $ 11,754,000       $ 17,654,500       $  22,292,351

    Interest received and recognized
     as Additional Loan prepayment                   --                 --            (562,500)

    Additional Loan prepayments              (4,874,000)        (6,400,500)         (5,575,351)

    Adjustment to valuation allowance                --            500,000           1,500,000
                                           ------------       ------------       -------------

Balance at end of period                   $  6,880,000       $ 11,754,000       $  17,654,500
                                           ============       ============       =============

Property Descriptions:

o Martin's Landing Apartments ("Martin's Landing") is a 300-unit apartment complex in Roswell, Georgia.

o The Lakes at Vinings Apartments ("The Lakes") is a 464-unit garden and townhouse style apartment complex in Vinings, Georgia.

                                    Continued

                        KRUPP GOVERNMENT INCOME TRUST II

                             ----------------------

D.    PIMS

      The Trust has investments in one PIM at December 31, 2003 and four at December 31, 2002.. The Trust's PIMs consist of either a Fannie Mae MBS or a sole participation interest in a HUD-insured first mortgage loan originated under the FHA lending program (collectively the "insured mortgages") and participation interests in the revenue stream and appreciation of the property above specified levels. The borrower conveys these participation features to the Trust generally through a subordinated promissory note and mortgage (the "Agreement"). The Trust receives level monthly principal and interest payments, amortized over thirty to forty years. The Fannie Mae MBS is guaranteed by Fannie Mae, and HUD insures payment of principal and interest on the FHA first mortgage loan.

      The borrower generally cannot prepay the insured mortgage during the first five years but may prepay it thereafter subject to a 9% prepayment premium in years six through nine, a 1% prepayment premium in year ten and no prepayment premium thereafter. The Trust may receive interest related to its participation interests in the underlying property, however, these amounts are neither insured nor guaranteed. Generally, the participation features consist of the following: (i) "Minimum Additional Interest" at rates ranging from .5% to .75% per annum calculated on the unpaid principal balance of the first mortgage on the underlying property, (ii) "Shared Income Interest" ranging from 25% to 30% of the monthly gross rental income generated by the underlying property in excess of a specified base, but only to the extent that it exceeds the amount of Minimum Additional Interest received during such month and (iii) "Shared Appreciation Interest" ranging from 25% to 30% of any increase in value of the underlying property in excess of a specified threshold. Payment of participation interest from the operations of the property is limited to 50% of net revenue or surplus cash as defined by Fannie Mae or HUD, respectively. The total amount of participation interest payable by the borrower generally cannot exceed 50% of any increase in value of the property.

      Shared Appreciation Interest is payable when one of the following occurs:
      (1) the sale of the underlying property to an unrelated third party on a date which is later than five years from the date of the Agreement, (2) the maturity date of the Agreement, or (3) prepayment of the Agreement.

      Under the Agreement, the Trust, upon giving twelve months written notice, can accelerate the maturity date of the Agreement and insured mortgage to a date not earlier than ten years from the date of the Agreement for (a) the payment of all participation interest due under the Agreement as of the accelerated maturity date or (b) the payment of all participation interest due under the Agreement plus all amounts due on the first mortgage note on the property.

      On December 22, 2003, the Trust received a prepayment of the Fountains Apartments PIM for $9,998,884. The Trust also received a prepayment premium of $225,901. An appraisal of the property determined that the underlying property value had not increased sufficiently to meet the criteria for the Trust to earn any participation interest. On December 30, 2003, the Trust paid a special dividend of $0.56 per share from the proceeds received.

      On September 18, 2003, the Trust received a prepayment of the Rivergreens Apartments II PIM for $5,845,000. The Trust also received a prepayment premium of $58,450 from this payoff. On September 30, 2003, the Trust paid a special dividend of $0.33 per share from the proceeds of the Rivergreens Apartments II PIM prepayment. Rivergreens II was a participating insured mortgage that was not required to simultaneously pay off the Subordinated Promissory Note with the first mortgage. On December 8, 2003, the Trust received a payment of the Rivergreens Apartments II Subordinated Promissory Note. The Trust received $303,593 of Shared Appreciation Interest. On December 17, 2003, the Trust paid a special dividend of $0.02 per share from the proceeds received.

      On December 30, 2002, the Trust received a prepayment of the Mequon Trails PIM participation feature totaling $572,226. The payoff consisted of $385,000 of Shared Appreciation Interest and $187,226 of Minimum Additional Interest and Shared Income Interest. On January 27, 2003, the Trust received $13,007,834 in proceeds from the Fannie Mae MBS related to Mequon. On May 7, 2003, the Trust paid a special dividend of $0.74 per share from the proceeds of the Mequon Trails prepayment.

      At December 31, 2003 and 2002 there are no insured mortgage loans within the Trust's portfolio that are delinquent of principal or interest.

                                    Continued


                                     F-14-

                        KRUPP GOVERNMENT INCOME TRUST II

                             ----------------------

D.    PIMs, continued

      The Trust's PIMs consisted of the following at December 31, 2003 and 2002:

                                       Approximate
                         Original        Monthly    Interest   Maturity
     PIM                  Amount         Payments     Rate       Date      Balance Outstanding at December 31,
     ---                  ------        ---------     ----       ----      -----------------------------------
                                                                                  2003              2002
                                                                             ---------------   --------------
FNMA
Mequon Trails         $   14,937,726    $       --                    --     $          --     $   13,007,834

FHA
Rivergreens II             6,137,199            --                    --                --          5,874,997

Mill Ponds II              8,245,300        51,900    7.125%    12/01/35         7,865,941          7,926,183

The Fountains             10,336,000            --       --           --                --         10,008,970
                      --------------    ----------                           -------------     --------------

   Total              $   39,656,225    $   51,900                           $   7,865,941     $   36,817,984
                      ==============    ==========                           =============     ==============
                                                                                  (a)

(a)   The aggregate cost for federal income tax purposes is $7,865,941.

      Reconciliations of activity for 2003, 2002 and 2001 are as follows:

                                              2003               2002               2001
                                          ------------       ------------       ------------
      Balance at beginning of period      $ 36,817,984       $ 37,239,922       $ 37,631,330

      Discount amortization                     50,297                276                255

      Principal collections                (29,002,340)          (422,214)          (391,663)
                                          ------------       ------------       ------------

      Balance at end of period            $  7,865,941       $ 36,817,984       $ 37,239,922
                                          ============       ============       ============

      Property description:

      o Mill Ponds II Apartments ("Mill Ponds II") is a 150-unit apartment complex in Bellbrook, Ohio.

E.    Mortgage Backed Securities

      At December 31, 2003, the Trust's MBS portfolio had an amortized cost of $3,795,388 and gross unrealized gains of $135,556. At December 31, 2002 the Trust's MBS portfolio had an amortized cost of $11,011,354 and gross unrealized gains of $510,047. The MBS have maturities ranging from 2008 to 2031.

      On September 25, 2003, the Trust received a payoff of the Oasis at Springtree MBS for $11,116,057. On October 7, 2003, the Trust paid a special dividend of $0.61 per share from the principal proceeds received.

      On March 25, 2003, the Trust received a payoff of the Willows MBS for $3,280,432. On May 9, 2003, the Trust paid a special dividend of $0.18 per share from the principal proceeds received.

                                    Continued

                        KRUPP GOVERNMENT INCOME TRUST II

                             ----------------------

E.    Mortgage Backed Securities, continued

      The Trust's MBS portfolio had the following contractual maturities as of December 31, 2003:

            Maturity Date             Fair Value          Unrealized Gain
                                     -------------        ---------------
            2004 - 2008              $      17,280          $       446
            2009 - 2013                     83,872                2,548
            2014 - 2031                  3,829,792              132,562
                                     -------------          -----------

               Total                 $   3,930,944          $   135,556
                                     =============          ===========

F.    Shareholders' Equity

      Under the Declaration of Trust, and commencing with the initial closing of the public offering of Shares, the Trust has declared and paid dividends on a quarterly basis. During the period in which the Trust qualifies as a REIT, the Trust has and will pay quarterly dividends aggregating at least 90% of taxable income on an annual basis to be allocated to the shareholders, in proportion to their respective number of shares.

      In order for the Trust to maintain its REIT status with respect to the requirements of Share ownership, the Declaration of Trust prohibits any investor from owning, directly or indirectly more than 9.80% of the outstanding Shares unless an exemption is granted by the Trustees and empowers the Trustees to refuse to permit any transfer of Shares which, in their opinion, would jeopardize the status of the Trust as a REIT.

      On August 22, 2002, the Trustees agreed to waive the ownership limit to allow affiliates of the Advisor to own up to 55% of the outstanding shares of the Trust. The affiliates delivered an opinion of counsel to the effect that this waiver will not cause the Trust to lose its status as a REIT. In connection with this waiver, the affiliates also agreed not take any action to cause the Trust to cease to be a reporting company under the Exchange Act or to cause a majority of the board of trustees to no longer be comprised of independent trustees. They also agreed not to solicit, seek to effect, negotiate with or provide any information to any other party with the intent of effecting a business combination with the Trust without the approval of a majority of the board of trustees. In April of 2003, BIR acquired 28.81% of the outstanding shares of the Trust.

G.    Related Party Transactions

      Under the terms of the Advisory Service Agreement, the Advisor receives an Asset Management Fee equal to .75% per annum of the value of the Trust's actual and committed invested assets payable quarterly.

      The Trust also reimburses affiliates of the Advisor for certain expenses incurred in connection with maintaining the books and records of the Trust, the preparation and mailing of financial reports, tax information and other communications to investors and legal fees and expenses. Included in general and administrative expenses are legal fees and expenses paid by the Trust to an affiliate. During the three years ended December 31, 2003, 2002 and 2001 these fees totaled $20,070, $16,083 and
      $6,276, respectively.

      The Trust earned or received $398,549 of base interest from The Seasons in 2001. In addition, the Trust received $8,780,579 in 2001 related to participating interest income on those same loans.

                                    Continued

                        KRUPP GOVERNMENT INCOME TRUST II

                             ----------------------

H.    Federal Income Taxes

      The reconciliation of the income reported in the accompanying statement of income with the income reported in the Trust's 2003 federal income tax return follows:

      Net income per statement of income                                                     $ 8,785,439

      Less: Book to tax difference related to amortization of prepaid fees and expenses       (2,018,168)

      Less: Book to tax difference related to Additional Loan interest income                   (160,300)
                                                                                             -----------

      Net income for federal income tax purposes                                             $ 6,606,971
                                                                                             ===========

      The Trust paid dividends of $4.90 per share during 2003 which represents approximately $0.34 from ordinary income and $4.56 represents a non-taxable dividend for federal income tax purposes.

      The basis of the Trust's assets for financial reporting purposes is less than its tax basis by approximately $2,433,000 and $4,237,000 at December 31, 2003 and 2002, respectively. The basis of the Trust's liabilities for financial reporting purposes were the same as its tax basis at December 31, 2003 and 2002.

I.    Fair Value Disclosures of Financial Instruments

      The Trust uses the following methods and assumptions to estimate the fair value of each class of financial instrument:

      Cash and Cash Equivalents

      The carrying amount approximates fair value because of the short maturity of those instruments.

      MBS

      The Trust estimates the fair value of MBS based on quoted market prices. Based on the estimated fair value determined using these methods and assumptions, the Trust's investments in MBS had gross unrealized gains of approximately $136,000 at December 31, 2003 and gross unrealized gains of approximately $510,000 at December 31, 2002.

      PIMs and PIMIs

      There is no established trading market for these investments. Management estimates the fair value of the PIMs and the insured mortgage portion of the PIMIs using quoted market prices of MBS having the same stated coupon rate as the insured mortgages and similar expected maturity date. Additional Loans are based on the lower of the estimated collection value of the loan based on the estimated fair value of the underlying properties or the remaining principal balance of the loan as an estimate of the fair value of the loan is not practicable. Management does not include any participation income in the Trust's estimated fair values, as Management does not believe it can predict the amount or timing of realization of any such feature with any certainty.

      Based on the estimated fair value determined using these methods and assumptions, the Trust's investments in PIMs and PIMIs had gross unrealized gains of approximately $763,000 at December 31, 2003 and gross unrealized gains of approximately $3,694,000 at December 31, 2002.

                                    Continued

                        KRUPP GOVERNMENT INCOME TRUST II

                             ----------------------

I.    Fair Value Disclosures of Financial Instruments, continued

      At December 31, 2003 and 2002, the estimated fair values of the Trust's financial instruments are as follows:

                                                (rounded to thousands)
                                             2003                       2002
                                     --------------------      ----------------------
                                      Fair       Carrying        Fair        Carrying
                                      Value        Value        Value         Value
                                     -------     --------      --------      --------
      Cash and cash equivalents      $ 5,454      $ 5,454      $ 20,451      $ 20,451

      MBS                              3,931        3,931        11,521        11,521

      PIMs and PIMIs:
          PIMs                         7,964        7,866        38,345        36,818
          Insured mortgages           27,068       26,403        51,808        49,641
          Additional loans             6,880        6,880        11,754        11,754
                                     -------      -------      --------      --------

      Total                          $51,297      $50,534      $133,879      $130,185
                                     =======      =======      ========      ========

                        KRUPP GOVERNMENT INCOME TRUST II

                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                             ----------------------

2003

                             Balance at           Charged to                              Balance at
                             Beginning            costs and                                 end of
Description                  of period             expenses            Reversals            period
-----------                 ------------         ------------        ------------        ------------
Valuation
Allowance                   $         --         $         --        $         --        $         --
                            ============         ============        ============        ============

2002

                             Balance at           Charged to                              Balance at
                             Beginning            costs and                                 end of
Description                  of period             expenses            Reversals            period
-----------                 ------------         ------------        ------------        ------------
Valuation
Allowance                   $    500,000         $         --        $   (500,000)       $         --
                            ============         ============        ============        ============

2001

                             Balance at           Charged to                              Balance at
                             Beginning            costs and                                 end of
Description                  of period             expenses            Reversals            period
-----------                 ------------         ------------        ------------        ------------
Valuation
Allowance                   $  2,000,000         $         --        $ (1,500,000)       $    500,000
                            ============         ============        ============        ============

                        KRUPP GOVERNMENT INCOME TRUST II
                               SUPPLEMENTARY DATA
                        SELECTED QUARTERLY FINANCIAL DATA
                                   (Unaudited)

                             ----------------------

                                                               For the Quarter Ended
                                                               ---------------------

                                        March 31,           June 30,          September 30,       December 31,
                                          2003                2003                2003                2003
                                      -------------      --------------      --------------      -------------
Total revenues                        $   3,968,248      $    1,586,724      $    4,396,051      $   1,546,921
                                      =============      ==============      ==============      =============

Net income                            $   3,238,642      $    1,066,208      $    3,708,924      $     771,665
                                      =============      ==============      ==============      =============

Earnings per Share                    $         .18      $          .05      $          .21      $         .04
                                      =============      ==============      ==============      =============

                                                               For the Quarter Ended
                                                               ---------------------

                                        March 31,           June 30,          September 30,       December 31,
                                          2002                2002                2002               2002
                                      -------------      --------------      --------------      -------------
Total revenues                        $   7,126,266      $    2,200,656      $    2,680,751      $   5,350,966
                                      =============      ==============      ==============      =============

Net income                            $   5,944,486      $    1,530,728      $    1,959,918      $   4,602,250
                                      =============      ==============      ==============      =============

Earnings per Share                    $         .32      $          .09      $          .10      $         .25
                                      =============      ==============      ==============      =============